UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  FEBRUARY 15, 2017

DAXOR CORPORATION

(Exact name of registrant as specified in its charter)

NEW YORK	0-12248	13-2682108
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 5th AVENUE, STE. 4740, N.Y., N.Y .	10118
(Address of Principal Executive Offices)	(Zip Code)

212-330-8500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

A special meeting was held on Tuesday, February 14, 2017 to elect a new Chairman and appoint a new member of the Board of Directors for the Daxor Corporation. This action was necessitated due to the death of Dr. Joseph Feldschuh, Chairman and a member of the Board of Directors.

In a unanimous vote Michael Feldschuh was appointed Chairman. Mr. Feldschuh now holds the titles of Chairman, Chief Executive Officer, and President of Daxor Corporation. Mr. Feldschuh abstained from this vote.

Jonathan Feldschuh, Daxor’s Chief Scientific Officer, was appointed to fill the member seat vacated by Dr. Feldschuh on Daxor’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAXOR CORPORATION
(Registrant)

Date: FEBRUARY 16, 2017	By:	/s/ Michael Feldschuh
	Name:	Michael Feldschuh
	Title:	Chairman, CEO, President